Exhibit 5.1

March 19, 2014

USA COMPRESSION PARTNERS, LP

USA COMPRESSION FINANCE CORP.

100 Congress Avenue, Suite 450

Austin, Texas 78701

Ladies and Gentlemen:

We have acted as counsel for USA Compression Partners LP, a Delaware limited partnership (the “Partnership”), and USA Compression Finance Corp., a Delaware corporation (“Finance Corp”), as well as USA Compression Partners, LLC, a Delaware limited liability company, USAC OpCo 2, LLC, a Texas limited liability company, USAC Leasing LLC, a Delaware limited liability company, and USAC Leasing 2 LLC, a Texas limited liability company (collectively, the “Guarantors”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) by the Partnership and Finance Corp under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offer and sale from time to time, pursuant to Rule 415 under the Securities Act, by:

(1) the Partnership of common units representing limited partner interests in the Partnership (the “Common Units”), other classes of units representing limited partner interests in the Partnership (the “Other Units”), debt securities, which may be co-issued by Finance Corp, in one or more series (the “Debt Securities”) and guarantees (the “Guarantees” and, together with the Common Units, Other Units and Debt Securities, the “Securities”) of the Debt Securities by the Guarantors, at an aggregate initial offering price not to exceed $1,000,000,000; and

(2) the selling unitholders identified in the Registration Statement (the “Selling Unitholders”), of up to 27,074,118 common units representing limited partner interests in the Partnership (“Selling Unitholder Common Units”) and up to 6,266,024 common units representing limited partner interest in the partnership which may be issued under the Partnership’s Distribution Reinvestment Plan (the “DRIP Units” and, together with the Selling Unitholder Common Units, the “Selling Unitholder Units”).

We have also participated in the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement to which this opinion is an exhibit. The Securities and Selling Unitholder Units will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each, a “Prospectus Supplement”) to the Prospectus.

Vinson & Elkins LLP Attorneys at Law Abu Dhabi Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Shanghai Tokyo Washington	1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel 713.758.2222 Fax 713.758.2346 www.velaw.com

In rendering the opinions set forth below, we have examined (i) the Registration Statement, including the Prospectus, (ii) the First Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”), (iii) the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of Delaware, (vi) the certificates of incorporation, bylaws, limited liability company agreements and other formation documents and agreements, as applicable, of Finance Corp and the Guarantors, (v) resolutions of USA Compression GP, LLC, a Delaware limited liability company and the general partner of the Partnership, of Finance Corp and of the Guarantors and (vi) such other certificates and documents as we have deemed necessary or appropriate for purposes of the opinions hereafter expressed.

In connection with rendering the opinions set forth below, we have assumed that:

(i) all information contained in all documents reviewed by us is true and correct;

(ii) all signatures on all documents examined by us are genuine;

(iii) each person signing documents we examined has the legal authority to do so;

(vi) all documents submitted to us as originals are authentic and complete and all documents submitted to us as copies conform to the originals of those documents;

(v) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete;

(vi) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and comply with all applicable laws;

(vii) a Prospectus Supplement to the Prospectus will have been prepared and filed with the Commission describing the Securities and Selling Unitholder Units offered thereby and will comply with all applicable laws;

(viii) all Securities and Selling Unitholder Units will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement to the Prospectus;

(ix) an indenture, and any supplemental indenture relating to a particular series of Debt Securities, will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us;

(x) a definitive purchase, underwriting or similar agreement with respect to any Securities or Selling Unitholder Units offered will have been duly authorized and validly executed and delivered by the Partnership or the Selling Unitholders, as applicable, and the other parties thereto; and

(xi) the form and terms of any Debt Securities and Guarantees, the issuance, sale and delivery thereof by the Partnership, Finance Corp and the Guarantors, as applicable, and their incurrence and performance of their obligations thereunder or in respect thereof in accordance with the terms thereof, will be in full compliance with, and will not violate, the formation documents and agreements, as applicable, of the Partnership, Finance Corp and the Guarantors, as applicable, or any applicable law, rule, regulation, order, judgment, decree, award or agreement binding upon any of them, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity.

Based upon and subject to the foregoing, we are of the opinion that:

(1) With respect to the Common Units and DRIP Units, when (a) the Partnership has taken all necessary action to approve the issuance of such Common Units or such DRIP Units, as applicable, the terms of the offering thereof and related matters and (b) the Common Units or DRIP Units, as applicable, have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration thereof or provided for therein, then the Common Units or DRIP Units, as applicable, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 or 17-804 of the Delaware Revised Uniform Limited Partnership Act (“DRULPA”) and as described in the Prospectus Supplement and the Prospectus).

(2) With respect to the Other Units, when (a) the Partnership has taken all necessary action to approve the issuance and terms of such Other Units, the terms of the offering thereof and related matters and (b) the Other Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration thereof or provided for therein, then the Other Units will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 or 17-804 of the DRULPA and as described in the Prospectus Supplement and the Prospectus).

(3) With respect to the Debt Securities and the Guarantees, when (a) an indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (b) the terms of the Debt Securities and, if applicable, the Guarantees and of their issuance and sale have been duly established in conformity with the indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Partnership, Finance Corp or the Guarantors, as applicable, and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Partnership, Finance Corp and the Guarantors; (c) the Partnership, Finance Corp and the Guarantors, as applicable, have taken all necessary action to approve the issuance and terms of such Debt Securities and Guarantees, the terms of the offering thereof and related matters; and (d) such Debt Securities and Guarantees have been duly executed, authenticated, issued and delivered in accordance with the provisions of the indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership, Finance Corp and the Guarantors, as applicable, upon payment of the consideration thereof or provided for therein, such Debt Securities and, if applicable, the Guarantees will be legally issued and will constitute valid and legally binding obligations of the Partnership, Finance Corp and the Guarantors, respectively, enforceable against the Partnership, Finance Corp and the Guarantors, as applicable, in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors’ rights generally or by general principles of equity and an implied covenant of good faith and fair dealing.

(4) the Selling Unitholder Common Units have been validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 or 17-804 of the DRULPA and as described in the Prospectus Supplement and the Prospectus).

The opinions expressed herein are qualified in the following respects:

(i) This opinion is limited in all respects to the DRULPA, the Delaware Limited Liability Company Act, the Delaware General Corporation Law and the Constitution of the State of Delaware, as interpreted by the courts of the State of Delaware, the contract law of the State of Texas, the laws of the State of New York and the federal laws of the United States of America and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

(ii) We express no opinion as to any matters other than as expressly set forth above, and no opinion on any other matter may be inferred or implied herefrom. The opinions expressed herein are given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

We hereby consent to the reference to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.